Exhibit 10.7

THIRD AMENDMENT TO TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment” or “Third Amendment to Loan Agreement”) is entered into by and between KMG-BERNUTH, INC., a Delaware corporation (hereinafter referred to as “Borrower”) and SOUTHTRUST BANK, an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association (hereinafter referred to as “Bank”) as of the 8th day of June, 2004.

W I T N E S S E T H:

WHEREAS, Borrower and Bank are parties to that certain Term Loan Agreement dated as of June 26, 1998, as amended by that certain First Amendment to Term Loan Agreement dated as of December 30, 2002, and by that certain Second Amendment to Term Loan Agreement dated as of December 5, 2003 (as so amended and as hereby amended, the “Loan Agreement”), whereby Borrower became indebted to Bank for a Term Loan in the original principal amount of $6,000,000.00 and thereafter amended to a principal amount of $5,050,000.00 and a Term Loan No. 2 in the principal amount of $6,000,000.00; and

WHEREAS, the Borrower and the Bank have agreed for Bank to loan an additional sum of $2,954,000.00 to Borrower, with such additional sum to be consolidated with the current outstanding principal balance of the Term Loan No. 2 and evidenced by the Term Note No. 2; and

WHEREAS, the Borrower has repaid a portion of the Term Loan No. 2, and the parties acknowledge that the current outstanding balance of the Term Loan No. 2 is $5,646,000.00; and

WHEREAS, Borrower and the Bank have agreed as to certain amendments of the Loan Agreement, which amendments are specifically set forth below.

NOW, THEREFORE, in consideration of the sum of One and No/100 Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                  Section 1.1 is hereby amended to add thereto the following new definitions as additional defined terms:

“Initial Term Loan No. 2 Advance” means the initial sum of Six Million and No/100 Dollars ($6,000,000.00) loaned by the Bank to the Borrower pursuant to Section 2A. of the Loan Agreement, as set forth in the Second Amendment to Term Loan Agreement between Borrower and Bank dated as of December 5, 2003, and evidenced by the Term Note No. 2.

“Additional Term Loan No. 2 Advance” means the additional sum of Two Million Nine Hundred Fifty-Four Thousand and No/100 Dollars ($2,954,000.00) being made available by the Bank to the Borrower pursuant to the Third Amendment to Term Loan Agreement between Borrower and Bank dated as of June 8, 2004, and which is being included as a part of the Term Loan No. 2.

(b)                                 Section 1.1 is hereby amended by deleting the definitions of “Loan Fee” and “Term Loan No. 2”, each as defined therein, in their entirety and substituting the following new definitions in lieu thereof:

“Loan Fee” means any and all loan fees at any time charged by the Bank to the Borrower in connection with the Loan, including, without limitation, a fee of $10,000.00 paid by the Borrower to the Bank concurrently with the execution of this Agreement, a fee of $19,100.00 paid by the Borrower to the Bank concurrently with the execution of the First Amendment to Term Loan Agreement between Borrower and Bank dated as of December 30, 2002, a fee of $45,000.00 payable by the Borrower to the Bank concurrently with the execution of the Second Amendment to Term Loan Agreement between Borrower and Bank dated as of December 5, 2003, and a fee of $21,000.00 payable by the Borrower to the Bank concurrently with the execution of the Third Amendment to Term Loan Agreement between Borrower and Bank dated as of June 8, 2004.

“Term Loan No. 2” means the aggregate principal amount of $8,600,000.00 loaned by Bank to Borrower pursuant to Section 2A. 1 of this Agreement.

(c)                                  All other capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement, unless otherwise specifically defined herein.

2.                                       Section 2A. of the Loan Agreement is hereby amended by deleting Section 2A.1 thereof in its entirety and substituting the following new Section 2A.1 in lieu thereof:

2A.1                       General Terms.  Subject to the terms hereof, the Bank will lend the Borrower, on a term basis, the aggregate principal amount of Eight Million Six Hundred Thousand and No/100 Dollars ($8,600,000.00), which amount represents the sum of:  (a) the Initial Term Loan No. 2 Advance heretofore loaned by Bank to Borrower and on which there is an outstanding principal balance of $5,646,000.00, plus (b) the Additional Term Loan No. 2 Advance of $2,954,000.00.  Notwithstanding anything contained in this Agreement to the contrary, the Additional Term Loan No. 2 Advance will be disbursed by Bank pursuant to the provisions of Section 2A.2 as of the effective date of the Third Amendment to Term Loan Agreement between Borrower and Bank.

3.                                       Section 2A. of the Loan Agreement is hereby amended by deleting Section 2A.7 thereof in its entirety and substituting the following new Section 2A.7 in lieu thereof:

2A.7                       Use of Proceeds of Term Loan No. 2.  The proceeds of the Term Loan No. 2 shall be used by the Borrower as follows:  (a) the Initial Term Loan No. 2 Advance shall be used by the Borrower solely to provide financing for the purchase of the assets of the pentachlorophenol business owned by Wood Protection Products, Inc., and (b) the Additional Term Loan No. 2 Advance shall be used by the Borrower solely to provide financing for the purchase of the registrations and customer list of Trenton Sales, Inc. and related closing costs and fees, and any balance shall be used for working capital purposes.

4.                                       Section 6.1 of the Loan Agreement is hereby amended by deleting Subsection (F) thereof in its entirety and substituting the following new Subsection (F) in lieu thereof:

(F)                                 The Borrower will maintain during the term of this Agreement (determined on a consolidated basis with the Guarantor):

(1)                                  Tangible Net Worth of, at minimum: (a) $4,000,000.00 as of July 31, 2004; (b) $7,500,000.00 as of July 31, 2005; and (c) $11,000,000.00 as of July 31, 2006, and at all times thereafter.

(2)                                  A Fixed Charge Coverage of not less than 1.25 to 1.0 as of April 30, 2004, and at any time thereafter; such Fixed Charge Coverage to be measured quarterly based on a rolling four-quarter basis.

(3)                                  A ratio of Liabilities to Tangible Net Worth of not more than: (a) 4.0 to 1.0 as of July 31, 2004; (b) 2.5 to 1.0 as of July 31, 2005; and (c) 1.5 to 1.0 as of July 31, 2006, and at all times thereafter.

(4)                                  A Coverage Ratio of not greater than: (a) 2.7 to 1.0 as of July 31, 2004; (b) 1.75 to 1.0 as of July 31, 2005; and (c) 1.5 to 1.0 as of July 31, 2006, and at all times thereafter; said Coverage Ratio to be measured quarterly based on a rolling four-quarter basis.

5.                                       Section 7.1 of the Loan Agreement is hereby amended by deleting Subsections (N) and (O) thereof in their entirety with no substitution being made therefor.

6.                                       Borrower represents and warrants to the Bank that as of the date hereof:  (a) all representations and warranties given by the Borrower in Article V of the Loan Agreement are true and correct, except to the extent affected by this Amendment; and (b) the Borrower is in full compliance with all of the covenants of the Borrower contained in Article VI of the Loan Agreement, except to the extent affected by this Amendment.  The Borrower further represents that the Borrower has full power and authority to enter into this Amendment and to consummate the transactions contemplated hereby, and the Borrower agrees to pay directly, or reimburse the Bank for, all reasonable expenses, including the reasonable fees and expenses of legal counsel, incurred in connection with the preparation of the documentation to evidence this Amendment and any documents executed in connection herewith.

7.                                       Except as may be modified or waived by the Bank, in its sole discretion, the effectiveness of this Amendment shall be subject to full and complete satisfaction of the following conditions:

(a)                                  Payment of Fees and Expenses.  Bank shall have received from Borrower payment of the additional Loan Fee in the amount of $21,000.00 and all other fees and expenses required by the Loan Agreement, as further amended by this Amendment, and any of the other Loan Documents then due.

(b)                                 Amendment to Term Note No. 2.  The Bank shall have received a First Amendment to Term Note No. 2, duly executed and delivered by the Borrower.

(c)                                  Amendment to term Loan No. 2 Guaranty.  The Bank shall have received a First Amendment to Term Loan No. 2 Guaranty, duly executed and delivered by the Guarantor.

(d)                                 Borrower’s Resolutions.  The Bank shall have received from Borrower resolutions of the Borrower’s board of directors, in a form satisfactory to Bank, authorizing the Borrower to enter into the transactions contemplated by this Amendment.

8.                                       Except as expressly modified by this Amendment, the parties agree that:

(a)                                  In all other respects, all the terms, conditions, obligations and provisions of the Loan Agreement shall be unchanged and remain the same and in full force and effect, and all terms of the Loan Agreement, as herein modified, are expressly ratified and confirmed in all respects; and

(b)                                 In the event that there shall be any conflict between the terms of this Amendment and any of the terms of any of the other Loan Documents not amended concurrently herewith, the terms and provisions of this Amendment shall govern and each of such other Loan Documents are deemed automatically amended and modified without any further action upon the execution and delivery of this Amendment.

9.                                       Borrower hereby acknowledges that the preparation, negotiation, execution and delivery of this Amendment have been completed on an expedited basis, in order to accommodate Borrower’s purchase of the registrations and customer list of Trenton Sales, Inc. in a timely fashion.  Borrower agrees to undertake any additional action, to execute and deliver to Bank any additional document and to cooperate fully with Bank as may be reasonably required to address and resolve, to Bank’s sole satisfaction, any issue or concern of Bank.

10.                                 The undersigned KMG Chemicals, Inc. (the “Guarantor”), executes this Amendment to expressly evidence its assent to all the terms of this Amendment, and to further acknowledge and agree that the Guaranty of Payment dated as of June 26, 1998 (the “Guaranty”), delivered by it to the Bank remains in full force and effect and that the “Obligations” of the Guarantor as the “Guarantor” under the Guaranty shall include, without limitation, all obligations of the Borrower under the Loan Agreement, as amended by this Amendment.

11.                                 This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.  Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document.

SIGNATURES FOLLOW ON SEPARATE PAGES

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized officers effective as of the day and year first above written.

BORROWER:

KMG-BERNUTH, INC.

	By:	/s/ John V. Sobchak
Its: Vice President and Chief Financial Officer

STATE OF TEXAS )
COUNTY OF HARRIS )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John V. Sobchak, whose name as Vice President and Chief Financial Officer of KMG-Bernuth, Inc., a Delaware corporation, is signed to the foregoing Third Amendment to Term Loan Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 7th day of June, 2004.

(SEAL)
Notary Public
My Commission Expires:

BANK:

SOUTHTRUST BANK

	By:	/s/ Alan Drennen
Its:

STATE OF ALABAMA )
COUNTY OF JEFFERSON )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                                        , whose name as                                                      of SouthTrust Bank, an Alabama banking corporation, is signed to the foregoing Third Amendment to Term Loan Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

Given under my hand and official seal this the 8th day of June, 2004.

(SEAL)
Notary Public
My Commission Expires:

GUARANTOR:

KMG CHEMICALS, INC.

	By:	/s/ John V. Sobchak
Its: Vice President and Chief Financial Officer

STATE OF TEXAS )
COUNTY OF HARRIS )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John V. Sobchak, whose name as Vice President and Chief Financial Officer of KMG Chemicals, Inc., a Texas corporation, is signed to the foregoing Third Amendment to Term Loan Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 7th day of June, 2004.

(SEAL)
Notary Public
My Commission Expires: